EXHIBIT 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (File Numbers 333-10815, 333-10817, 333-28269, 333-39590 and 333-57653).

Arthur Andersen LLP

Minneapolis, Minnesota,

March 22, 2002